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                                                                      EXHIBIT 12
                       MANUFACTURED HOME COMMUNITIES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)

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

                                                            For the Years Ended December 31,
                                                --------------------------------------------------------
                                                  2001        2000        1999        1998        1997
                                                --------    --------    --------    --------    --------
Income before allocation to Minority
   Interests and extraordinary loss on early
   extinguishment of debt                       $ 51,544    $ 52,701    $ 36,835    $ 35,663    $ 33,469

Fixed Charges                                     62,557      64,532      56,619      49,693      21,753
                                                --------    --------    --------    --------    --------
Earnings                                        $114,101    $117,233    $ 93,454    $ 85,356    $ 55,222
                                                ========    ========    ========    ========    ========


Interest incurred                               $ 50,197    $ 52,317    $ 53,134    $ 49,160    $ 20,708
Amortization of deferred financing costs           1,108         963         641         533       1,045
Perpetual Preferred OP Unit Distributions         11,252      11,252       2,844        --          --
                                                --------    --------    --------    --------    --------
Fixed Charges                                   $ 62,557    $ 64,532    $ 56,619    $ 49,693    $ 21,753
                                                ========    ========    ========    ========    ========
Earnings/Fixed Charges                              1.82        1.82        1.65        1.72        2.54
                                                ========    ========    ========    ========    ========

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